Strategic Partners Real Estate Securities Fund
Gateway Center Three, 4th Floor
100 Mulberry Street
Newark, NJ 07102




         November 17, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:  Strategic Partners Real Estate Securities Fund
               File No. 811-08565


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund for the six-month period ended September 30, 2003. The Form N-SAR was filed using the Edgar system.


                                                 Very truly yours,


						/s/ Jonathan D. Shain
                                                   Jonathan D. Shain
                                                        Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 17th day of November 2003.


Strategic Partners Real Estate Securities Fund


Witness:  /s/ Floyd L. Hoelscher		By:  /s/ Jonathan D. Shain
                Floyd L. Hoelscher			Jonathan D. Shain
							    Secretary





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